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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

Master Focus Twenty Trust:


We consent to the use in this Amendment No. 1 to the Registration Statement on Form N-1A of our report dated December 20, 1999 and to the incorporation by reference to us under the caption "Investment Advisory and Other Services" from the caption "Independent Auditors" from the section "General Information" in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Mercury Focus Twenty Fund, Inc. (File No. 333-30942) and in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775).




Deloitte & Touche LLP
Princeton, New Jersey
March 20, 2000